EXHIBIT 99.1

Friendlyway Corporation Changes Name and Ticker Symbol

COLORADO SPRINGS, Colo., October 2, 2006 -- Friendlyway Corporation (OTCBB: FDWY), a provider of self-service public access kiosks and digital signage networks, changes its name and ticker symbol to PSI Corporation (OTCBB: PSCP) effective October 2, 2006. The company shall operate under the name of Pantel Systems effective immediately.

About PSI Corporation

PSI Corporation operating as Pantel Systems, Inc., provides interactive customer communications systems and applications that support targeted marketing programs at points of sale, service, and information. Our platforms allow our clients to deliver multimedia content to their audiences efficiently via interactive devices and displays. Our goal is to support our clients by streamlining their workflows using displays to do more. Pantel's services are expected to allow its clients to add value for their customers, provide the company with a recurring revenue stream while fostering customer loyalty and stimulating growth. For more information on Pantel, please contact Laura Clark at (719-359-5536) or visit us on the Web at www.pantelsystems.com.

This press release includes certain statements that may be deemed to be 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this presentation, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements. Investors are encouraged to read the 'Forward- Looking Statements' and 'Risk Factors' sections included in the company's 2005 Annual Report on Form 10-K for more information. Although the company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

SOURCE Pantel Systems